SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 3, 2002

SPACELABS MEDICAL, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State of Incorporation)

0-20083	91-1558809

(Commission File Number)	(IRS Employer
Identification No.)

15220 N.E. 40th Street
P.O. Box 97013
Redmond, Washington	98073

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (425) 882-3700

(NOT APPLICABLE)
(Former name or former address, if changed since last report)

Item 5. Other Events

     On July 3, 2002, the Registrant, Spacelabs Medical, Inc., a Delaware corporation (“Spacelabs”), held a special meeting of stockholders, at which a majority of the holders of the outstanding common stock of Spacelabs approved the proposal for Instrumentarium Corporation (“Instrumentarium”) to acquire Spacelabs pursuant to the Agreement and Plan of Merger by and among Spacelabs, Instrumentarium and Boxer Acquisition Corp., dated as of March 22, 2002 (the “Merger”). The Merger closed at 8:00 p.m. (EST) on July 3, 2002. Information relating to Instrumentarium is on file with the Securities and Exchange Commission (File No. 0-12009). The press release issued by Instrumentarium with respect to the announcement of the transaction described herein is filed as Exhibit 99.1 hereto and incorporated herein by reference.

     Safe Harbor — This report may contain certain forward-looking statements about the merger of Spacelabs and Instrumentarium Corporation within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on assumptions which Spacelabs, as of the date of this release, believes to be reasonable and appropriate. Spacelabs cautions, however, that actual facts and conditions may exist in the future that could vary materially from the assumed facts and conditions upon which such forward-looking statements are based.

     Spacelabs does not undertake, and specifically disclaims, any obligation to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (a)  Not Applicable.

     (b)  Not Applicable.

     (c)  Exhibits.

     The following exhibits are filed with this Current Report on Form 8-K:

Exhibit Number Referred
to in Item 601 of
Regulation S-K	Description

99.1	Press Release by Instrumentarium Corporation, dated as of July 4, 2002. Filed herewith.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 5, 2002	SPACELABS MEDICAL, INC.

	By:	/s/ Clay F. West Clay F. West Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release by Instrumentarium Corporation, dated as of July 4, 2002. Filed herewith.